UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                    ____________

                                      FORM 8-K

                                  CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported)
                         March 2, 2009 (February 25, 2009)
                                    ____________

                          DIALYSIS CORPORATION OF AMERICA
              (Exact name of registrant as specified in its charter)

           Florida                     0-8527             59-1757642
(State or other jurisdiction        (Commission         (IRS Employer
      of incorporation)             File Number)       Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD               21090
  (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (410) 694-0500

                                  ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 25, 2009, the Company entered into four employment agreements with its executive officers effective January 1, 2009. The officers are currently employed by the Company, certain of whom have been affiliated with the Company for many years. The employment agreements memorialized the arrangements each of the officers have with the Company.
The four agreements include Andrew Jeanneret, Vice President, Finance and Chief Financial Officer (current base salary $220,000), Thomas P. Carey, Vice President, Operations (current base salary $180,000), Joanne Zimmerman, Vice President, Clinical Services and Compliance Officer (current base salary $180,000), and Daniel R. Ouzts, Vice President, Finance (current base salary $170,000). The employment agreements provide for discretionary annual bonuses as recommended by the President and CEO to the Compensation Committee, which Committee may, in turn, adjust, reject and/or approve such bonus recommendations for full board consideration. Each officer is eligible to participate in medical, accident, disability, life insurance, option, profit sharing and such other employee benefit programs available to all executive officers.

     During the term of the agreements, the Company shall reimburse the officers for reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties and responsibilities to the Company.

     Each employment agreement is for a three (3) year period, from January 1, 2009 to December 31, 2011, with automatic one (1) year renewals, unless either the Company or the officer provides timely notice of non-renewal. Early termination may occur upon death, disability, or by the Company without cause, or by the officer for good reason (as those terms are defined in the employment agreement). Upon any such occurrence the officer will be entitled to one year payment of the then base salary and benefits from the date of termination, payable over the 12 month period. These sums will be paid in a lump sum upon a change in control (as defined in the employment agreement), provided that either the officer chooses not to continue with the surviving or acquiring company, or the acquiring or surviving company does not wish to continue any affiliation with the officer. The Company's obligation for any payments upon termination by the Company without cause or by the officer for good reason is conditional upon the officer providing the Company with a release from all claims related to the employment. The only compensation obligation upon the Company for termination of an officer for cause is a lump sum payment for salary and annual bonus, if any, to the date of termination.

     Each employment agreement contains restrictions on the officer's ability, during the term and for a one (1) year subsequent period, to use or disclose confidential information or trade secrets of the Company, to engage in restricted activity (as defined in the agreement), which generally relates to providing services that are competitive with the Company, and to solicit or induce patients, management personnel, or any employee to terminate their relationship with the Company.

     The foregoing description of the executive officers' employment agreements does not purport to be complete, and is qualified in its entirety by reference to the complete text of each employment agreement, copies of which are attached as exhibits to this Current Report on Form 8-K.

     At the time of the above described employment agreements, the Company entered into Indemnification Agreements with each of its officers and directors. Florida law provides for indemnification and allows companies to contract with officers and directors for indemnification. The
Indemnification Agreement provides for the Company to indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to any Proceeding (broadly defined to include, among others,

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any threatened, pending or completed action, arbitration, investigation, alternate dispute resolution mechanism, inquiry or administrative hearing) by virtue of his Corporate Status (defined in the Agreement as an officer, director, employee or agent of the Company or other Enterprise, which term is defined as any other corporation or partnership that Indemnitee was serving at the request of the Company) for all Expenses (defined to include, among others, reasonable attorney's fees, court costs, expert fees, and related costs) and judgments, penalties, fines and settlements in connection with any such Proceeding (or appeal). Indemnification is only authorized if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe the Indemnitee's conduct was unlawful. The Indemnification Agreement provides for a presumption that the Indemnitee acted properly. The Indemnitee is further entitled to indemnification for Expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated Expenses of litigating the Proceeding to conclusion, if made a party or threatened to be made a party to any Proceeding brought by or in the right of the Company. However, the Company is not obligated for indemnification if Indemnitee shall have been adjudged to be liable, unless a court of competent jurisdiction determines, upon Indemnitee's application, despite the adjudication of such liability, that the Indemnitee is entitled to indemnification. If Indemnitee is partially successful on the merits, indemnification will apply to that extent.

     The Indemnitee also obtains indemnification for Expenses to the extent Indemnitee is, by reason of his Corporate Status, a witness, or is asked to respond to discovery requests, in any Proceeding in which Indemnitee is not a party.

     The Company, prior to the disposition of any Proceeding, shall advance all reasonable Expenses incurred by the Indemnitee in defending any civil or criminal Proceeding upon Indemnitee's written request, provided the Indemnitee undertakes to repay such advanced Expenses if it is determined that Indemnitee is not entitled to such indemnification.

     The Indemnification Agreement provides for the determination for entitlement to indemnification in a particular Proceeding by the majority vote of the disinterested members of the board of directors or a committee of the board (having at least two disinterested directors), and if no such committee is available, then by Independent Counsel (generally defined in the Indemnification Agreement as a person who has no conflict of interest in representing the Company or Indemnitee), the latter mandated to make such entitlement determination in the event of a Proceeding after there has been a change in control of the Company.

     The Indemnitee is not entitled to any indemnification or advancement of Expenses for indemnification (a) for an accounting of profits made by Indemnitee from the purchase or sale by the Indemnitee of Company securities,
(b) in connection with any Proceeding brought by the Indemnitee and not by way of defense, including any Proceeding initiated by the Indemnitee against the Company or its officers, directors, employees or other indemnitees unless authorized by the board of directors, or brought to enforce a right to indemnification, contribution or advancement of Expenses, or (c) if a final judgment establishes indemnitee's actions or omissions to act were material to the Proceeding so adjudicated and constitute (i) a violation of criminal law, except where the Indemnitee had reasonable cause to believe his conduct was lawful, or Indemnitee had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the Indemnitee derived an improper personal benefit; (iii) a violation of a section of the Florida statute prohibiting unlawful distributions; and (iv) willful misconduct or a conscious disregard for the best interests of the Company in a Proceeding by or in the right of the Company to obtain a judgment in its favor or on behalf of a shareholder.

     If indemnification is unavailable for any reason (other than as discussed in the immediately preceding paragraph), the Indemnification Agreement provides that the Company will contribute to the

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amount incurred by the Indemnitee in connection with any claim relating to indemnification in such proportion that is deemed fair and reasonable by the board of directors in light of all the circumstances to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the events giving rise to such Proceeding; and/or (ii) the relative fault of the Company and the Indemnitee in connection with such events.

     The Indemnification Agreement continues during the period the Indemnitee is an officer, director, employee or agent of the Company (or was or is serving in such capacity with another Enterprise at the request of the Company), and continues so long as the Indemnitee shall be subject to any Proceeding by reason of his Corporate Status, whether or not he is serving in any capacity at the time any liability or Expense is incurred for which indemnification can be provided under the Indemnification Agreement.

     The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement attached hereto as exhibit 10.5.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

    10.1 Employment Agreement, effective January 1, 2009, between Dialysis Corporation of America and Thomas P. Carey.

    10.2 Employment Agreement, effective January 1, 2009, between Dialysis Corporation of America and Andrew Jeanneret.

    10.3 Employment Agreement, effective January 1, 2009, between Dialysis Corporation of America and Daniel R. Ouzts.

    10.4 Employment Agreement, effective January 1, 2009, between Dialysis Corporation of America and Joanne Zimmerman.

    10.5 Form of Indemnification Agreement for officers and directors of Dialysis Corporation of America.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             DIALYSIS CORPORATION OF AMERICA

                                /s/ Stephen W. Everett
                             By:---------------------------------------
                                STEPHEN W. EVERETT
                                President and Chief Executive Officer

Dated:  March 2, 2009

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                               EXHIBIT INDEX

Exhibit No.
-----------

   10.1 Employment Agreement, effective January 1, 2009, between Dialysis Corporation of America and Thomas P. Carey.

   10.2 Employment Agreement, effective January 1, 2009, between Dialysis Corporation of America and Andrew Jeanneret.

   10.3 Employment Agreement, effective January 1, 2009, between Dialysis Corporation of America and Daniel R. Ouzts.

   10.4 Employment Agreement, effective January 1, 2009, between Dialysis Corporation of America and Joanne Zimmerman.

   10.5 Form of Indemnification Agreement for officers and directors of Dialysis Corporation of America.